Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Hythiam, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2005, relating to the consolidated financial statements of Hythiam, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

BDO Seidman, LLP
Los Angeles, California

March 29, 2005